Exhibit 10.3

AMENDMENT NO. 1 TO SECURITY AGREEMENT

THIS SECURITY AGREEMENT AMENDMENT NO 1. (this “Agreement”) is made and entered into as of December 11, 2015 by Authentidate Holding Corp., a Delaware corporation (the “Company”) and MKA 79, LLC (“MKA”) and VER 83, LLC (“VER” and together the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, MKA and the Company are parties to a Security Agreement dated as of August 7, 2015 (“Original Security Agreement”), which had been entered into by MKA and the Company in connection with the agreement, pursuant to the terms of a Senior Secured Promissory Note dated as of August 7, 2015 (the “MKA Note”) in the principal amount of $320,000, of MKA to provide funds to the Company.

WHEREAS, VER has previously provided funds to the Company pursuant to the terms of a Promissory Note dated as of February 17, 2015, as amended, in the original principal amount of $950,000 (the “Original VER Note”), which funds were provided without the benefit of any security interest in assets of the Company;

WHEREAS, the Company has requested that VER surrender its Original VER Note in exchange for a new promissory note reflecting all outstanding principal and accrued interest under the Original VER Note and to provide for a new maturity date;

WHEREAS, VER has agreed to accept the terms of the proposed exchange and enter into a Note Exchange Agreement of even date herewith provided that payment of principal and interest under the new note is secured on the same terms of the MKA Note, and MKA has agreed to enter into this Agreement to allow for VER to become a secured party under the Original Security Agreement, as amended by this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Secured Parties and the Company hereby agree as follows.

1. Certain Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Original Security Agreement.

(a) “Majority in Interest” shall mean the holders of fifty-one percent (51%) or more of the then outstanding principal amount of both the New VER Note and the MKA Note at the time of such determination.

(b) “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company to the Secured Parties, including, without limitation, all obligations under this Agreement and the Secured Notes, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Secured Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company from time to time under or in connection with this Agreement or the Secured Notes; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(c) “Secured Notes” means the MKA Note and the New VER Note, as may be amended from time to time.

2. Grant and Description. In order to secure the full and complete payment and performance of the Obligations when due, the Company hereby grants to the Secured Parties, subject to the Permitted Liens, a first priority security interest in all of the Company’s rights, titles, and interests in and to the Collateral (the “Security Interest”) and subject to the Permitted Liens, pledges, collaterally transfers, and assigns the Collateral to the Secured Parties, all upon and subject to the terms and conditions of this Security Agreement. If the grant, pledge, or collateral transfer or assignment of any specific item of the Collateral is expressly prohibited by any contract or by law, then the Security Interest created hereby nonetheless remains effective to the extent allowed by such contract, the UCC or other applicable laws, but is otherwise limited by that prohibition. The Security Interest granted herein shall terminate in accordance with Section 7.1 of the Original Security Agreement.

3. Financing Statements; Further Assurances.

(a) The Secured Parties shall be named as the secured parties on any and all financing statements and security agreements filed pursuant to this Security Agreement and is authorized to file any and all terminations of such financing statements at such time or times as it determines is appropriate pursuant to the Security Agreement.

(b) As soon as practicable following the execution and delivery of this Agreement and upon the authorization of the Secured Parties, the Company shall:

(i) file with the State of Delaware and any other offices that the Secured Parties may reasonably request in writing an amended financing statement that (i) indicates the Collateral in a manner consistent with the definition of the term “Collateral” as contained in this Agreement, and (ii) contains any other information required by Article 9 of the UCC of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Company is an organization, the type of organization, and any organization identification number issued to the Company and (iii) reflects VER as an additional secured party;

(ii) if necessary to perfect the Security Interest granted in the Collateral hereunder, file with the U.S. Patent and Trademark Office, such amended financing statements and/or patent security agreements in the form necessary to record the Liens granted hereunder to the Secured Parties on the Company’s patents and patent applications.

4. Inclusion of VER as Secured Party.

Each of MKA and the Company hereby acknowledge, consent and agree that for purposes of the Original Security Agreement, as amended by this Agreement, (i) VER shall be deemed a Secured Party; (ii) the term Obligations includes all obligations under the New VER Note and the MKA Note and (iii) VER shall be entitled to all rights as a Secured Party under the Original Security Agreement, as amended by this Agreement, as if VER were an original party to the Original Security Agreement.

5. Entire Agreement; Continuing Validity of Original Security Agreement. Except as amended under this Agreement, the Original Security agreement shall remain in full force and effect.

6. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

7. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8. Multiple Counterparts. This Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

9. Separate Counsel. Each of VER and MKA and the Company has engaged and consulted with its own attorney, or has declined to do so despite recommendations from the other Parties to obtain and utilize separate counsel, prior to the execution of this Agreement. Each of the Secured Parties understands, confirms and agrees that the law fir of Becker & Poliakoff LLP, as counsel to the Company is not acting as counsel to any Secured Party and the undersigned Secured Party has not received any legal advice from Becker & Poliakoff LLP.

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AMENDMENT NO.1 SECURITY AGREEMENT

December 11, 2015

IN WITNESS WHEREOF, the Company and the Secured Party have duly executed this Agreement as of the date first written above.

AUTHENTIDATE HOLDING CORP.

By:
Name:	Ian C. Bonnet
Title:	Chief Executive Officer

Address for Notice:

Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922 Attn: President

SECURED PARTY:	SECURED PARTY:

VER 83 LLC	MKA 79 LLC

By:	By:
Name:	Name:
Title:	Title:

Address:	Address: